AGREEMENT

         This Agreement dated as of March __, 2001 (this "Agreement") by and among American Jewelry Corp., a Delaware corporation (formerly known as United Ventures Group, Inc., the "Company"), ________________________, ________
____________________,  ___________________,  ___________________________ and
_____________________ (each a "Holder" and collectively, the "Holders").

                                   WITNESSETH

                  WHEREAS, reference is made to that certain Purchase Agreement, dated as of the date hereof by and among the Holders and the Sellers identified therein (the "Purchase Agreement"), providing that the Holders are purchasing those certain 8% Convertible Debentures in the aggregate principal amount of $1,000,000 (the "Debentures") from the Sellers in two tranches pursuant to the Purchase Agreement; and

                  WHEREAS,   the  Company  desires  to  amend  and  restate  the
Debentures in certain respects; and

                  WHEREAS, unless otherwise defined herein, capitalized terms shall have the meaning set forth in the Debentures.

                  NOW THEREFORE, in consideration of the covenants and promises of the parties set forth in this Agreement and other good and valuable consideration , the receipt and legal sufficiency of which is hereby acknowledged, each of the parties hereby agree as follows:

AGREEMENT

1.       Amendment to the Debentures
         ---------------------------

         The Debentures have been amended and restated in the form attached hereto as Exhibit A.

2.       Limitation of Conversion of the Debentures.
         -------------------------------------------

         The Holders hereby agree that they shall not, in the aggregate, convert the Debentures into (i) more than 17 million shares of Common Stock during the ninety day period commencing upon the Closing and ending ninety (90) days thereafter, except as permitted by section (ii), (ii) more than 12 million shares during the period commencing forty days after the Closing and ending ninety days after the Closing (in addition to the conversions described in (i)),
(iii) more than 15 million shares of Common Stock for each of the two subsequent ninety day periods thereafter (i.e., 91-180 days after the Closing being the first 90 day period and 181-270 days after the Closing being the second subsequent ninety day period). If the Company fails to deliver to a Holder a certificate or certificates pursuant to Section (b) of the Debenture prior to the 15th Trading Day after the Conversion Date, this paragraph 2 shall be null and void with respect to such Holder. The Holder shall have the right to pursue equitable relief to obtain such certificate or certificates (including without limitation, a decree of specific performance and/or injunctive relief).

         The number of Debentures permitted to be converted by the Holders shall be allocated among Cameron Worldwide Ltd., Rosebery Investments Limited, Dahmer Trading Co., and Lawina International Ltd. ("Group 1") and YGD Incorporated ("Group 2") in proportion to the number of shares purchased by each Group pursuant to the Purchase Agreement. For example, and for purposes of illustration only, Group 1 purchased $750,000 in Debentures and Group 2 Purchased $250,000 in Debentures. With respect to subsection (i) above, Group shall be permitted to convert Debentures into a maximum of 12,750,000 shares of Common Stock and Group 2 shall be permitted to convert Debentures into a maximum of 4,250,000 shares of Common Stock. To the extent that one group converts Debentures into less than the maximum limitations described above, the other group may not convert Debentures into more than its allotted shares of Common Stock without the consent of the other group.

3.       No Short Sales
         --------------

         The Holders further covenant that neither they nor any of their affiliates nor any entity managed by the Holders will engage in any short sales of the Debentures or the shares of common stock of the Company or enter into any agreement or arrangement designed to reduce the risks arising out of this
Agreement or transactions contemplated hereby. Notwithstanding anything contained herein to the contrary, the Company and Holder acknowledge and agree that sales of the Common Stock after the Conversion Date (as defined in the Debenture) but prior to the date the Company actually delivers the stock certificate representing shares of common stock shall not be considered a short sale. This provision shall survive termination of this Agreement.

4.       Change of Control
         -----------------

         In the event of the consummation of a Change of Control (as defined in the Debenture), this agreement shall terminate and be deemed null and void.

5.       Issuances of Convertible Debentures
         -----------------------------------

         In the event that during twelve months from the date hereof, the Company shall sell, or otherwise dispose of, securities convertible into shares of Common Stock at a conversion or issuance price which is less than the market price of the Common Stock at the time of issuance of such security or instrument ("Convertible Securities"), then the conversion limitations set forth in paragraph 2 herein shall be null and void. Convertible Securities shall under no circumstances include (i) options or warrants to employees, officers, directors or consultants, (ii) currently outstanding securities, (iii) warrants to be issued to Morse Financial Inc., its successors or assigns; or (iv) warrants the Company may issue after the date hereof which are exercisable to purchase 500,000 shares of Common Stock (approximately $50,000 of value); or (v) the Debentures or Common Stock issuable upon conversion of the Debentures.

6.       Representations of the Company.
         -------------------------------

         In connection with the purchase of the Debentures and in consideration for the Holders agreement provided herein, the Company makes the following representations and warranties.

            (a) Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

            (b) Corporate Authority and Enforceability. The Company has the requisite corporate power and authority to execute, deliver and perform this Agreement and the Debentures. Each of this Agreement and the Debentures are the valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability is limited by (A) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, or similar law affecting creditors' rights generally, or (B) general principles of equity, whether considered in a proceeding in equity or at law; or (C) applicable laws and court decisions which may limit or render unenforceable certain terms and provisions contained therein, but which in our opinion do not substantially interfere with the practical realization of the benefits thereof, except for the economic consequence of any procedural delay which may be imposed by, relate to or result from such laws and court decisions.

            (c) Validity of Debentures. The issuance of the Debentures has been duly authorized and, when issued, sold and delivered in accordance with the terms of the Purchase Agreement and for the consideration expressed herein, the Debentures shall be validly issued, fully paid and non-assessable.

            (d) Reservations of Shares. The Company shall reserve and keep available at all times such number of shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue Common Stock upon conversion of Debentures in accordance with the limitations on conversion set forth herein.

         Simultaneously with the Closing, the Company's counsel will deliver an opinion of counsel as to the foregoing, in form and substance reasonably acceptable to the Holders and their counsel.

7.       Subsequent Filings of Registration Statements
         ---------------------------------------------

         In the event that the Company files with the Securities and Exchange Commission a registration statement to register any of its securities under the Securities Act of 1933, as amended, on Form SB-2, S-1, S-3 (but not forms S-4 or S-8 or any successor or similar form(s) (except registrations on such or similar forms for registration of securities in connection with (i) an employee benefit plan or dividend reinvestment plan or a merger, consolidation or other business contributions, (ii) debt securities that are not convertible into Common Stock; and (iii) securities issuable upon exercise of warrants issued to any of the Holders, Morse Financial Inc. (or any of their successors or assigns), the terms contained in paragraph 2 shall terminate and be deemed null and void on the thirtieth day following such filing.

8.       Miscellaneous
         -------------

            (a) Specific Enforcement, Consent to Jurisdiction.

                  (i) The Company and the Holders acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

                  (ii) Each of the Company and the Holders (i) hereby irrevocably submit to the jurisdiction of the courts of the State of New York located in New York County and the Federal District Court for the Southern District of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Holders consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

            (b) Entire Agreement; Amendment. This Agreement contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Holders make any representations, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

            (c) Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:                  American Jewelry Corp.
                                    131 West 35th Street
                                    New York, NY 10001
                                    Attention:  Isaac Nussen
                                    Telephone: 212-736-0880
                                    Fax: 212-736-1190

with copies to:                     Jenkens & Gilchrist Parker Chapin LLP
                                    The Chrysler Building
                                    405 Lexington Avenue
                                    New York, NY 10174
                                    Attention:  Mitchell S. Nussbaum, Esq,
                                    Telephone:  212-704-6000
                                    Fax:  212-704-6288

If to the Holders:                  Zane and Rudofsky
                                    152 West 57th Street, 7th Floor
                                    New York, New York 10019
                                    Attention:  James B. Zane, Esq.
                                    Telephone: 212-245-2222
                                    Fax:  212-541-5555


         Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

            (d) Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

            (e) Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

            (f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns; provided, however, that the parties hereto may not amend this Agreement or assign any rights or obligations hereunder without the prior written consent of the Company and the Holders. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

            (g) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions.

            (h) Entire Agreement. The Company and the Holders acknowledge and agree that the Debentures and this Agreement entered into between the Company and the Holders simultaneously herewith constitute the entire agreement between the parties. The Holders have no liability or responsibility to the Company for contractual agreements with respect to the Debentures except as provided for herein and in the Debentures.

            (i) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause four additional executed signature pages to be physically delivered to the other parties within five days of the execution and delivery hereof.

            (j) Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

            IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date first written above.

                                         AMERICAN JEWELRY CORP.


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                                      -7-